UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [   ] Preliminary Proxy Statement
     [   ] Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
     [ X ] Definitive Proxy Statement
     [   ] Definitive Additional Materials
     [   ] Soliciting Material Pursuant to Rule 14a-12


                             PASSUR AEROSPACE, INC.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials:

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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                             PASSUR AEROSPACE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 6, 2011

The Annual Meeting of the shareholders of PASSUR Aerospace, Inc. (the "Company") will be held at 11:00 a.m., local time, on April 6, 2011 at One Landmark Square, Suite 1900, Stamford, Connecticut, for the following purposes:

     1.   To elect Directors for the next year;

     2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2011;

     3.   To approve Amendment No. 2 to the Company's 2009 Stock Incentive Plan;

     4. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on March 1, 2011 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from March 4, 2011 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

Whether you expect to attend the Annual Meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2011. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2010 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

                                             By Order of the Board of Directors




                                            Jeffrey P. Devaney
                                            Chief Financial Officer, Treasurer,
                                            and Secretary



One Landmark Square, Suite 1900
Stamford, Connecticut 06901
March 4, 2011


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           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

                             PASSUR AEROSPACE, INC.
                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PASSUR Aerospace, Inc. (the "Company", "our") for use at the Annual Meeting of Shareholders to be held at 11:00 a.m., local time, on April 6, 2011 at One Landmark Square, Suite 1900, Stamford, Connecticut. Distribution of this proxy statement and the enclosed proxy card to shareholders is scheduled to begin on or about March 4, 2011.

Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting, or any adjournment or postponement thereof, in accordance with any specification thereon, or if no specification is made, such proxies will be voted "FOR" the election of the named Director nominees and "FOR" the ratification of BDO USA, LLP as independent registered public accountants, and "FOR" approval of Amendment No. 2 to the Company's 2009 Stock Incentive Plan. The Board of Directors knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company, or by delivering a valid, later-dated proxy in a timely manner, at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting. The Company will bear the entire cost of the solicitation of proxies for the Annual Meeting.

The Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2010, as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

The mailing address of the principal executive office of the Company is One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about March 4, 2011.


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                               VOTING SECURITIES

The Company's only class of voting securities outstanding is its Common Stock, par value $0.01 per share (the "Common Stock"). On March 1, 2011, there were __________ shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on March 1, 2011, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm and for approval of Amendment No. 2 to the Company's Stock Incentive Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum. In the event of a "broker non-vote" (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect. Please note that brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted. An automated system administered by the Company's transfer agent will be used to tabulate the proxies.

                            I. ELECTION OF DIRECTORS

Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Directors of the Company, to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

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INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information with respect to the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently Directors of the Company.

G. S. Beckwith Gilbert, age 69, has continued to serve as the Company's Chairman of the Board since his election in 1997. Mr. Gilbert was appointed Chief Executive Officer in October of 1998 and served as such until his retirement from that post on February 1, 2003. Mr. Gilbert is also President and Chief Executive Officer of Field Point Capital Management Company, a merchant-banking firm, a position he has held since 1988. He is a Director of Davidson Hubeny Brands. Mr. Gilbert is also the Chairman of the Harvard Immunology Advisory Board, the past Chairman of the Board of Fellows of Harvard Medical School, a Director of the Yale Cancer Center, a Director of the Cancer Research Institute, and a member of the Council on Foreign Relations. Mr. Gilbert's current service as Chairman of the Board of the Company and prior service as Chief Executive Officer of the Company, as well as his prior board and executive management experience, allow him to provide in-depth knowledge of the Company and other valuable insight and knowledge to the Board.

James T. Barry, age 49, has been a Director of the Company since 2000 and was named President of the Company on April 14, 2003 and Chief Executive Officer on February 1, 2003. Since Mr. Barry joined the Company in 1998, he has held the positions of Chief Operating Officer, Chief Financial Officer, Secretary, and Executive Vice President. From 1989 to 1998, he was with Dianon Systems, Inc., most recently as Vice President of Marketing. Prior to Dianon, Mr. Barry was an officer in the United States Marine Corps. Mr. Barry's knowledge of the Company through his service as a Director, President and Chief Executive Officer of the Company allow him to bring valuable insight and knowledge to the Board.

John R. Keller, age 70, has been a Director of the Company since 1997 and serves as Executive Vice President of the Company, a position he has held since the Company's inception in 1967 as one of the co-founders. Mr. Keller has also been a Director of the Company since 1997. Mr. Keller received his bachelor's and master degrees in engineering from New York University in 1960 and 1962, respectively. Mr. Keller's knowledge of the Company through his service as a Director and Executive Vice President of the Company allow him to bring valuable insight and knowledge to the Board.

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Paul L. Graziani, age 53, has been a Director of the Company since 1997 and is the Chairman of the Audit Committee. He currently serves as Chief Executive Officer of Analytical Graphics, Inc. (AGI), a leading producer of commercially available analysis and visualization software for the aerospace, defense, and intelligence communities, a position he has held since January 1989. Until March 2009, he also served as AGI's President. In recent times, Mr. Graziani has been recognized as "CEO of the Year" by the Philadelphia region's Eastern Technology Council and the Chester County Chamber of Business and Industry; "Entrepreneur of the Year" regional winner by Ernst & Young; and "Businessman of the Year" by the local Great Valley Regional Chamber of Commerce. He sits on the Boards of Directors of the United States Geospatial Intelligence Foundation (USGIF) and Federation of Galaxy Explorers (FOGE), and is a member of the boards of governors of the Civil Air Patrol (CAP) and the Aerospace Industries Association
(AIA). He is an associate fellow of the American Institute of Aeronautics and Astronautics (AIAA) and has formerly served on the advisory board for Penn State Great Valley. After fulfilling his board tenure, he was recently elected to the honorary position of Life Director of The Space Foundation. In 2009 AGI was named a "Top Small Workplace" by the Wall Street Journal and the non-profit organization Winning Workplaces. Mr. Graziani's knowledge of the Company through his service as a Director of the Company, as well as his experience as CEO of a software company, allow him to bring valuable insight and knowledge to the Board.

Bruce N. Whitman, age 77, has been a Director of the Company since 1997 and is the Chairman of the Executive Committee. He is Co-Chairman of the Board and Chairman of the Nominating Committee of the Congressional Medal of Honor Foundation; a Director of the General Aviation Manufacturers Association; an Executive Committee member of NATA's Air Charter Safety Foundation Board of Governors; a Director and member of the Executive Committee of ORBIS International and a Director Emeritus of the Smithsonian National Air and Space Museum. He is a member of the Board of Governors of the Aerospace Industries Association, Vice Chairman of the Air Force Academy Falcon Foundation, Vice President of The Wings Club and a Trustee of Kent School and the National World War II Museum. He was honored with the 2009 Distinguished Service Award from the USO of Metropolitan New York. Mr. Whitman's knowledge of the Company through his service as a Director of the Company and Chairman of the Executive Committee, as well as his extensive participation as a member of various business and charitable organizations, allow him to bring valuable insight and knowledge to the Board.

Richard R. Schilling, Jr., age 85, has been a Director of the Company since 1974. Mr. Schilling is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York, where he has been practicing since October 1964. Mr. Schilling's knowledge of the Company through his service as a Director of the Company, as well as his extensive legal experience, allow him to bring valuable insight and knowledge to the Board.

James J. Morgan, age 68, has been a Director of the Company since September 12, 2005 and is the Chairman of the Compensation Committee. Mr. Morgan is also a partner in the New York City based private equity firm Jacobson Partners, a position he has held since September 2001. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated. Mr. Morgan's knowledge of the Company through his service as a Director of the Company, as well as his prior experience as CEO of a publicly-traded company, allow him to bring valuable insight and knowledge to the Board.

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Kurt J. Ekert, age 40, has been a Director of the Company since September 10,
2009. Mr. Ekert is currently the Chief Commercial Officer, Travelport GDS (including brands Galileo and Worldspan), where he holds global responsibility for sales, customer engagement, sourcing, and operations across 160 countries. In this role, he holds offices in Langley, U.K. and Atlanta, U.S. Travelport is a Blackstone portfolio company. Previously, Mr. Ekert was Chief Operating Officer, GTA by Travelport, a global, multi-channel travel intermediary focused on hotels and travel services, with 31 offices in EMEA, APAC and the Americas. Mr. Ekert led GTA's commercial and operations functions, as well as all elements of its online consumer business, OctopusTravel.com. Prior to joining GTA, he was Senior Vice President, Travelport Supplier Services, where he oversaw supplier sales, strategy and content for the Travelport Americas business and consumer groups including Galileo and Orbitz Worldwide. At Travelport, he also has held the positions of Group Vice President, Strategy and Business Development, and Chief Operating Officer, Travelport/Orbitz for Business. Prior to joining Travelport, Mr. Ekert's experience in the travel industry included a number of senior finance roles at Continental Airlines. Before Continental, he spent four years as an active duty US Army officer. Mr. Ekert received a BS from the Wharton School of the University of Pennsylvania and a MBA from the University of South Carolina. Mr. Ekert's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience in the travel industry, allow him to bring valuable insight and knowledge to the Board.

Peter L. Bloom, age 53, has been a Director of the Company since December 10, 2009. Mr. Bloom is currently an Advisory Director at General Atlantic, where he has worked since 1996. As a Managing Director at General Atlantic, he was responsible for technology due diligence on prospective investments and assistance to the CEO and senior management teams of portfolio companies on technology strategy and guidance on emerging technology trends. Prior to joining General Atlantic, Mr. Bloom spent thirteen years at Salomon Brothers in a variety of roles in both technology and fixed income sales and trading. He received the Carnegie Mellon/AMS Achievement Award in Managing Information Technology for his work managing the technology implementation of a new distributed computing architecture that supported the company's global business operations. He graduated from Northwestern University in 1978 with a B.A. in Computer Studies and Economics. He is a member of Business Executives for National Security and an Associate Founder of Singularity University. He is also a member of the FCC Technical Advisory Council. He is currently the Chairman of DonorsChoose, which was named the most innovative charity in America by Stanford Business School and Amazon. Mr. Bloom is also the co-founder and Chairman of Peak Rescue Institute. He is a member of the board of The Food Bank for New York City and the Cancer Research Institute. Mr. Bloom's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience and technology expertise, allow him to bring valuable insight and knowledge to the Board.

Richard L. Haver, age 64, has been a Director of the Company since October 8, 2010. Mr. Haver retired from Northrop Grumman Corporation in December 2010 following 10 years of service with Northrop and the TRW component acquired by Northrop in 2002. His position at Northrop Grumman was Vice President for Intelligence Programs. He earned a B.A. degree in History from Johns Hopkins University in 1967. He served on active duty in the U.S. Navy from 1967 to 1973. In 1973, Mr. Haver became a civilian intelligence analyst in the Anti-Submarine Warfare Systems branch at the Naval Intelligence Support Center. In 1976, he was selected as a department head at the Navy Field Operational Intelligence Office (NFOIO), and the next year became the Technical Director of the Naval Ocean Surveillance Information Center. He subsequently held the senior civilian position at NFOIO, serving as Technical Director until assuming the position of Special Assistant to the Director of Naval Intelligence in 1981. He was selected as Deputy Director of Naval Intelligence in June 1985, a position he held until 1989. Mr. Haver was selected by Secretary of Defense Dick Cheney in July 1989 to the position of Assistant to the Secretary of Defense for Intelligence Policy. From 1992 to 1995, he served as the Executive Director for Intelligence Community Affairs. In 1998, he assumed the duties of Chief of Staff of the National Intelligence Council and Deputy to the Assistant Director of Central Intelligence for Analysis and Production. In 1999, Mr. Haver joined TRW as Vice President and Director, Intelligence Programs. He led business development and marketing activities in the intelligence market area for their Systems & Information Technology Group. He also served as liaison to the group's strategic and tactical C3 business units, as well as TRW's Telecommunications and Space & Electronics groups. Mr. Haver was selected by Vice President Cheney to head the Administration's Transition Team for Intelligence and then selected by Secretary of Defense Donald Rumsfeld as the Special Assistant to the Secretary of Defense for Intelligence. He returned to the private sector in 2003. Mr. Haver is now consulting to both government and private industry associated with the National Security and Intelligence fields, volunteer work, and service on various boards and panels. Mr. Haver's knowledge of the Company through his service as a Director of the Company, as well as his executive management and business experience in the intelligence field, allow him to bring valuable insight and knowledge to the Board.

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BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended October 31, 2010, the Board of Directors held two regularly scheduled meetings and no special meetings. From time to time, the Board of Directors also acts by unanimous written consent and, during fiscal year 2010, the Board of Directors acted by unanimous written consent five times. Each of our Directors attended all of the scheduled meetings of the Board and the Committees on which they served. We encourage each of our Directors to attend the Annual Meeting. To that end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our Annual Meeting. All members of the Company's Board of Directors, as of the date of our 2010 Annual Meeting, attended such meeting.

Although the Company is not listed on the NASDAQ Stock Market ("NASDAQ"), the Board of Directors has determined, after considering all the relevant facts and circumstances, that Mr. Graziani, Mr. Whitman, Mr. Schilling, Mr. Morgan, Mr. Ekert, Mr. Bloom, and Mr. Haver are each independent Directors, as "independence" is defined by NASDAQ listing standards.

The Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a formal Nominating Committee; however, all of the Directors review and approve all Director nominees presented to the Board.

AUDIT COMMITTEE

Members: Mr. Graziani, Mr. Schilling, and Mr. Whitman.

The Audit Committee's responsibilities include the following: approve the registered public accounting firm to be retained by the Company; meet with the Company's registered public accounting firm several times annually to review the scope and the results of the annual audit; receive and consider the auditors' comments as to internal controls, accounting staff, management performance, and procedures performed as well as results obtained in connection with the audit; and periodically review and approve major accounting policies and significant internal control procedures. In addition, the Audit Committee reviews the independence of the registered public accounting firm and its fee for services rendered to the Company and discusses with the registered public accounting firm any other audit-related matters that may arise during the year. The Members of the Audit Committee have been appointed by the Board of Directors. Although the Company is not listed on NASDAQ, all of the Audit Committee Members meet the independence requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Mr. Graziani meets the Securities and Exchange Commission's criteria of an "audit committee financial expert" as set forth in Item 407(d)(5) of Regulation S-K. Mr. Graziani acquired the attributes necessary to meet such criteria by means of having held positions that provided relevant experience.

The Audit Committee held four meetings during fiscal year 2010. The Board of Directors has adopted a Charter to set forth the Audit Committee's responsibilities. The Audit Committee Charter is available on the Company's website at www.passur.com/who-we-are-investors-committees.htm.

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REPORT OF THE AUDIT COMMITTEE:

The Board of Directors has appointed an Audit Committee, consisting of three Directors.

The purpose of the Audit Committee is to assist our Board of Directors with the oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, the registered public accounting firm's qualifications and independence, and the performance of our Company's registered public accounting firm. The Audit Committee oversees the Company's accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The registered public accounting firm is responsible for auditing our financial statements and expressing an opinion that the financial statements are in conformity with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and other such matters as are required to be discussed with the registered public accounting firm by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the registered public accounting firm the auditors' independence from management. The Company and the Audit Committee have received the written disclosures and the letter from the registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the registered public accounting firm the registered public accounting firm's independence.

The Audit Committee discussed with the Company's registered public accounting firm the overall scope and plans for their respective audit. The Audit Committee meets with the registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2010.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's registered public accounting firm.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                              Respectfully submitted,

                              Paul L. Graziani, Audit Committee Chair
                              Richard R. Schilling, Audit Committee Member
                              Bruce N. Whitman, Audit Committee Member





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COMPENSATION COMMITTEE

Members: Mr. Graziani, Mr. Schilling, Mr. Whitman, and Mr. Morgan.

The Compensation Committee determines salaries, bonuses, and incentive compensation for the Company's executive officers and has authority to recommend awards of stock options, stock bonuses, and other equity-based compensation to executives, employees, and consultants under the Company's 2009 Stock Incentive Plan (the "Plan"), as amended in fiscal year 2010. The Compensation Committee also determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Members of the Compensation Committee have been appointed by the Board of Directors. Mr. Morgan was appointed Chairman at the April 13, 2006 Board of Directors meeting. Although the Company is not listed on NASDAQ, all of the Compensation Committee Members meet the independence requirements of the NASDAQ listing standards. The Compensation Committee held five meetings during fiscal year 2010.

The Company did not employ a compensation consultant during fiscal year 2010.

The Board of Directors has adopted a Charter to set forth the Compensations Committee's responsibilities. A current copy of the Compensation Committee Charter is not available on the Company's website. The Compensation Committee Charter was included as an exhibit to the Company's definitive proxy statement for the 2007 fiscal year on Schedule 14A, filed on February 28, 2008.

EXECUTIVE COMMITTEE

Members: Mr. Gilbert, Mr. Graziani, Mr. Barry, Mr. Morgan, and Mr. Whitman.

The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and to perform such other duties as may be designated by the Board of Directors. Mr. Whitman was appointed Chairman at the April 13, 2006, Board of Directors meeting. The Executive Committee held two meetings during fiscal year 2010.

NOMINATING COMMITTEE

In order to ensure that candidates are properly evaluated, the Board believes that a separate nominating committee is not necessary at this time, given the size of the Company, nor would a nominating committee add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee at this time.

Currently, the Board performs the functions typical of a nominating committee, including the identification, recruitment, and selection of nominees for election as Directors of the Company. Although the Company is not listed on NASDAQ, Director nominees will be evaluated by the Company's Directors who meet the independence requirements of the NASDAQ listing standards. In selecting nominees for the Board, the Company seeks to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation, and expertise that would allow them to contribute as effective Directors to the Company's governance, and who are willing to serve as Directors of a public company. The Board has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other Board members or candidates using the criteria identified above.

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The Company does not have a specific policy on shareholder-recommended director candidates. The Board believes it is appropriate for the Company not to have such a policy because it prefers to identify and evaluate potential candidates on a case-by-case basis. However, the Board will consider director nominations made by shareholders. The Board's process for evaluating directors nominated by shareholders is the same as the process for evaluating any other director nominees. Shareholders wishing to submit director-nominee recommendations for the 2012 Annual Meeting of Shareholders should write via registered, certified or express mail to the Corporate Secretary, Jeffrey Devaney, PASSUR Aerospace, Inc., One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. Any such shareholder must meet the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same time frame for submitting a shareholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the shareholder eligibility requirements; (2) the written consent of the candidate(s) for nomination as a director; (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and (4) all information regarding the candidate(s) and the shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, Directors, and employees regarding their obligations in the conduct of Company affairs. The Company's Code of Ethics and Business Conduct is available on the Company's website at www.passur.com.

SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairperson of standing Board committees by writing to those individuals at the following address: PASSUR Aerospace, Inc., One Landmark Square, Suite 1900, Stamford, Connecticut, 06901. The Company's general policy is to forward, and not intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK
OVERSIGHT

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate Chairman allows the Chief Executive Officer, Mr. Barry, to focus on the day-to-day management of the Company while enabling the Board to maintain an independent perspective on the activities of the Company and executive management.

The Company's senior management manages the day-to-day risks facing the Company under the oversight and supervision of the Board, which oversees the Company's risk management strategy, focusing on the adequacy of the Company's risk management and mitigation processes. The Board's role in the risk oversight process includes receiving regular reports from senior management on areas of material risk, including Operations, Financial, legal, regulatory, strategic, and reputational risks. The full Board receives these reports to enable it to understand the Company's risk identification, risk management, and risk mitigation strategies. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. In performing its functions, the Audit Committee has access to management and is able to engage advisors, if deemed necessary. The Board receives regular reports from the Audit Committee regarding its areas of focus.

EXECUTIVE OFFICERS

For information with respect to Mr. Barry and Mr. Keller, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees."

Dr. James A. Cole, age 70, currently serves as Senior Vice President and the Director of Research and Development of the Company, a position he has held since July 1988. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966. He is a current member of the American Association for the Advancement of Science, American Physical Society, Association for Computing Machinery, Institute of Electrical and Electronic Engineers and IEEE Computer Society. Dr. Cole has been with the Company since 1974.

Jeffrey P. Devaney, age 52, joined the Company as Chief Financial Officer, Treasurer, and Secretary on June 14, 2004. Prior to joining the Company, Mr. Devaney was the Chief Financial Officer at Cierant Corporation from 2002 to 2004. From 2000 to 2001, he was a Controller at SageMaker, Inc. From 1995 to 2000, he was the Controller at Information Management Associates, Inc.

Matthew H. Marcella, age 53, was named Vice President - Software Development on January 15, 2003. Mr. Marcella joined the Company in 2001 from Cityspree Inc., where he served as lead software architect from 2000 to 2001. From 1996 to 2000, he was a Vice President at Deutsche Bank and Nomura Securities. From 1995 to 1996, he was a Technical Officer at UBS Securities.

Ron A. Dunsky, age 48, was named Vice President of Marketing on May 21, 2003. Mr. Dunsky joined the Company in 2001, and initially served as Director of Marketing and New Product Development. Prior to joining the Company, Mr. Dunsky was a Senior Aviation Producer with the New York bureau of ABCNews.com from 2000 to 2001. Prior to ABCNews.com, he was a Senior Aviation Producer with the New York bureau of CNN from 1995 to 2000.

Tina W. Jonas, age 50, joined the Company as Executive Vice President of Operations on July 1, 2010. Prior to joining the Company, Ms. Jonas served as Director of Operations Planning and Analysis at Sikorsky Aircraft Corporation from 2008 to 2010. In that role, Ms. Jonas was responsible for leading and managing Sikorsky's global planning for production and supply chain operations - including production planning for all military, commercial, and aftermarket business. Ms. Jonas's responsibilities also included facilities management for operations worldwide and integrated operations management for $500 million in aftermarket business for Sikorsky. From 2004 to 2008, she served as Undersecretary of Defense, Comptroller, and Chief Financial Officer for the Department of Defense (DOD). Before joining the DOD, she served as Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation from 2002 to 2004.

                      COMPENSATION DISCUSSION AND ANALYSIS

            COMPENSATION PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE
                              COMPENSATION PROGRAM

The Compensation Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's named executive officers. In its decision-making, the Compensation Committee is guided by a compensation philosophy designed to reward named executive officers for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for named executive officers to achieve the short-term and long-term goals of the Company, comprises four key components: base salary, annual bonus awards, stock option awards, and benefits.

BASE SALARY - Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

ANNUAL BONUS AWARDS - The Company does not have a formal bonus program for its named executive officers. Bonus awards for named executives are determined by the Compensation Committee on a case by case basis and based on Company performance.

STOCK OPTION AWARDS - The Compensation Committee strongly believes that by providing named executive officers an opportunity to own shares of the Company's Common Stock, the best interests of shareholders and executives will be closely aligned. The number of outstanding stock options held by our named executive officers as of October 31, 2010 is disclosed in the "Equity Awards Outstanding at Fiscal Year-End 2010" table.

BENEFITS - Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include a 401(k) plan, medical, dental, vision, group life, disability, and accidental death and dismemberment insurance. The Chief Executive Officer and Executive Vice President of Operations are provided with a vehicle for business and personal use.

ANALYSIS OF FISCAL YEAR 2010 COMPENSATION DECISIONS

The Compensation Committee determines eligibility for annual salary increases and bonus awards for the Company's named executives, which are not determined pursuant to a specific formula but are based upon its evaluation of overall performance, compensation levels provided to other Company executives, and years of service with the Company. The Compensation Committee determined that Mr. Barry, the Company's Chief Executive Officer, was eligible for a bonus award for fiscal year 2010. The bonus amount was not determined pursuant to a specific formula, but rather upon the Compensation Committee's evaluation on Mr. Barry's overall performance and, therefore, awarded Mr. Barry a $50,000 bonus in fiscal year 2010.

                           SUMMARY COMPENSATION TABLE

The following tables set forth the compensation of the Chief Executive Officer, Chief Financial Officer, and the Company's three other most highly compensated executive officers for fiscal years 2010 and 2009, whose total compensation exceeded $100,000 during such year.


                                                                                               CHANGE IN
                                                                                             PENSION VALUE
                                                                                                 AND
                                                                                NON-EQUITY    NONQUALIFIED
                                                                      STOCK    INCENTIVE PLAN   DEFERRED
                                                           STOCK     OPTION     COMPENSATION  COMPENSATION     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY       BONUS   AWARDS   AWARDS(1)       (2)         EARNINGS     COMPENSATION   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
James T. Barry
President and Chief           2010   $275,000        -       -           -        $ 50,000        -           $ 12,000(3)  $337,000
Executive Officer             2009   $275,000        -       -           -            -           -           $ 12,000(3)  $287,000

Jeffrey P. Devaney
Chief Financial Officer,      2010   $145,000        -       -           -            -           -               -        $145,000
Treasurer, and Secretary      2009   $145,000        -       -           -            -           -               -        $145,000

Dr. James A. Cole
Senior Vice President of      2010   $215,000        -       -           -            -           -               -        $215,000
Research and Development      2009   $215,000        -       -           -            -           -               -        $215,000

Tina W. Jonas
Executive Vice President of   2010   $ 87,000        -       -       $236,000         -           -           $   2,000(3) $325,000
Operations                    2009   $      -(4)     -       -           -            -           -                -       $    -

John R. Keller
Executive Vice President      2010   $170,000        -       -            -           -           -                -       $170,000
                              2009   $170,000        -       -            -           -           -                -       $170,000







(1) Represents the dollar amount of the grant date fair value of 100,000 shares computed in accordance with the share-based compensation provisions of FASB ASC Topic 718. This amount was determined using the Black-Scholes valuation model. See "Stock-Based Compensation" in Note 1 to the 2010 and 2009 consolidated financial statements in the Company's Form 10-K for the fiscal years ended October 31, 2010 and 2009, for assumptions made in calculating this amount.

(2)  Represents cash awards in fiscal year 2010.

(3) Represents the Chief Executive Officer's and Executive Vice President of Operation's personal use portion of Company vehicles.

(4)  Ms. Jonas joined the Company in fiscal year 2010.

                  FISCAL YEAR 2010 GRANTS OF PLAN-BASED AWARDS

None of the Company's named executive officers, except for Mr. Barry, were awarded performance-based bonuses, stock options, or equity-based awards during fiscal year 2010.




                             OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                        NUMBER OF        NUMBER OF
                                        SECURITIES       SECURITIES     EQUITY INCENTIVE PLAN
                                        UNDERLYING       UNDERLYING       AWARDS: NUMBER OF     STOCK
                                        UNEXERCISED     UNEXERCISED     SECURITIES UNDERLYING   OPTION     STOCK OPTION
                                      STOCK OPTIONS -  STOCK OPTIONS     UNEXERCISED UNEARNED   EXERCISE    EXPIRATION
                                       EXERCISABLE    -UNEXERCISABLE     STOCK OPTIONS (#)      PRICE ($)      DATE




James T. Barry                         100,000             --                --                   $0.25     4/13/2013
President and Chief Executive Officer   30,000             --                --                   $0.30     3/7/2014
                                        67,000             --                --                   $0.51     4/6/2014
                                        20,000             --                --                   $0.24     11/15/2014
                                       -------         ---------          ---------
                                       217,000

Jeffrey P. Devaney                      50,000             --                --                   $0.24     11/15/2014
Chief Financial Officer,                30,000             --                --                   $0.24     11/15/2014
  Treasurer, and Secretary             -------         ---------          ---------
                                        80,000             --                --

Dr. James A. Cole                        5,000             --                --                   $0.40     10/21/2012
Senior Vice President of                20,000             --                --                   $0.36      7/23/2013
  Research and Development              50,000             --                --                   $0.28       6/6/2015
                                        20,000             --                --                   $0.52     12/28/2015
                                       -------         ---------          ---------
                                        95,000             --                --

Tina W. Jonas                          100,000          100,000              --                   $2.75     6/30/2020
Executive Vice President
  of Operations

John R. Keller                          15,000             --                --                   $0.25     4/13/2013
Executive Vice President                30,000             --                --                   $0.30     3/14/2014
                                        20,000             --                --                   $0.24     11/15/2014
                                       -------         ---------          ---------
                                        65,000




All stock options held by named officers were exercisable at the end of fiscal year 2010, which stock options became exercisable ratably over a three-year period following the applicable grant dates, except for the stock options held by Ms. Jonas, which are exercisable ratably over a five-year following the applicable grant date, none of which were exercisable at the end of fiscal year 2010. Stock options expire after the tenth anniversary of the grant date. No unvested stock awards or other equity incentive plan awards (other than stock options) for named executive officers were outstanding at the end of fiscal year 2010.

                             STOCK OPTION EXERCISES

                              STOCK OPTION AWARDS



                            NUMBER OF SHARES                 VALUE REALIZED
NAME                      ACQUIRED ON EXERCISE                ON EXERCISE
--------------------------------------------------------------------------------


Paul L. Graziani                  80,000                           $ 90,000
Bruce N. Whitman                  80,000                           $ 78,000
James J. Morgan                   85,000                           $ 93,000
James. T. Barry                   87,500                           $160,000
Dr. James A. Cole                 30,000                           $ 47,000
Matthew H. Marcella               15,000                           $ 32,000

            PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain any defined benefit pension plans or nonqualified deferred compensation plans for its named executive officers.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

All named executive officers of the Company are employed on an at-will basis. There are no contracts, agreements, plans, or arrangements that provide for payments to a named executive officer at, following, or in connection with any termination or change in the named executive officer's responsibilities. Under the Company's 1999 Stock Incentive Plan all stock option and other equity-based awards to named executive officers are vested. No named executive officers, except for Tina Jonas, have been granted any stock option or other equity-based awards under the Company's 2009 Stock Incentive Plan, which was included as Exhibit A to the Company's definitive proxy statement for the 2008 fiscal year, filed on April 8, 2009.

                             DIRECTOR COMPENSATION

Directors who are not employees of the Company are currently paid $500 for each meeting of the Board of Directors and each committee meeting attended in person or by phone, except for Mr. Gilbert who, as of June 15, 2010, receives a retainer of $240,000 per annum for services as such, and does not receive any meeting fees. Mr. Barry and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as Directors of the Company. Directors are reimbursed for expenses they incur to attend meetings of the Board and its committees.

On September 12, 2005, Mr. Morgan received stock options to purchase 30,000 shares of Common Stock when he joined the Board of Directors, and Mr. Graziani and Mr. Whitman each received stock options to purchase 25,000 shares of Common Stock to compensate for their service on the Executive Committee. On April 13, 2006, to compensate Mr. Whitman, Mr. Morgan, and Mr. Graziani for services as Chairman of the Executive Committee, the Compensation Committee, and the Audit Committee, respectively, each received stock options to purchase an additional 25,000 shares of Common Stock. All of the aforementioned stock options vested ratably over a three-year period and were exercised during fiscal year 2010.

On September 14, 2009, Mr. Ekert received stock options to purchase 30,000 shares of Common Stock when he joined the Board of Directors. The stock options vest ratably over a five-year period.

On December 10, 2009, Mr. Bloom received stock options to purchase 30,000 shares of Common Stock when he joined the Board of Directors. The stock options vest ratably over a five-year period. In addition, on October 31, 2010, Mr. Bloom received stock options to purchase 100,000 shares of Common Stock, also which vest ratably over a five-year period.

On October 15, 2010, Mr. Haver received stock options to purchase 30,000 shares of Common Stock when he joined the Board of Directors. The stock options vest ratably over a five-year period.

                          FISCAL YEAR 2010 DIRECTORS' COMPENSATION

                                             STOCK       STOCK OPTION
NAME                         FEES EARNED     AWARDS       AWARDS (3)    TOTAL
--------------------------------------------------------------------------------
G.S. Beckwith Gilbert        $ 97,900(1)       --              --      $ 97,900
Richard R. Schilling, Jr.    $  1,500(2)       --              --      $  1,500
Bruce N. Whitman             $  1,500(2)       --              --      $  1,500
Paul L. Graziani             $  1,500(2)       --              --      $  1,500
James J. Morgan              $  1,500(2)       --              --      $  1,500
Kurt J. Ekert                $  1,500(2)       --              --      $  1,500
Peter L. Bloom               $  1,500(2)       --        $292,500(4)   $294,000
Richard L. Haver             $      0(2)       --        $ 79,300      $ 79,300




(1)  For services rendered as Chairman of the Board.

(2) Directors who are not employees of the Company receive $500 for regular Board meetings and $500 per Committee meeting, attended in person or by teleconference. Mr. Haver, who became a Director as of October 8, 2010, attended no Committee meetings in fiscal year 2010 because the Company did not hold any such meetings after his election to the Board of Directors.

(3) Represents the dollar amount of the grant date fair value computed in accordance with the share-based compensation provisions of FASB ASC Topic
     718. This amount was determined using the Black-Scholes valuation model. See "Stock-Based Compensation" in Note 1 to the 2010 and 2009 consolidated financial statements in the Company's Form 10-K for the fiscal years ended October 31, 2010 and 2009, for assumptions made in calculating this amount. These stock option awards vest ratably over a five-year period.

(4) Represents the dollar amount of the grant date fair value of 130,000 stock option awards based on the Black-Scholes valuation model. 100,000 of the stock option awards have an exercise price per share above the market value of the common stock at the date of grant and the current market price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Directors, executive officers, and 10% stockholders to file reports of ownership and reports of change in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished, except as set forth below, the Company believes that during the fiscal year ended October 31, 2010, the Company's Directors, executive officers, and 10% stockholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act.

The following filings were not timely filed, but were filed within thirty days of the applicable due date: a Form 3 for Peter Bloom reporting initial beneficial ownership of the Company's Common Stock, a Form 4 for Peter Bloom reporting the grant of certain stock options to Mr. Bloom (one transaction), a Form 4 for Bruce Whitman reporting the exercise of certain stock options (six transactions), a Form 4 for Paul Graziani reporting the exercise of certain stock options (six transactions), a Form 4 for James Morgan reporting the exercise of certain stock options (six transactions), a Form 4 for James Barry reporting the exercise of certain stock options (two transactions), a Form 4 for Matthew Marcella reporting the exercise of certain stock options (two transactions), a Form 4 for Tina Jonas reporting the grant of certain stock options (one transaction), and a Form 4 for Richard Haver reporting the grant of certain stock options (one transaction).

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock, $0.01 par value, beneficially owned by each Director of the Company, each nominee for Director of the Company, each executive officer of the Company, and all Directors, nominees, and executive officers of the Company, as a group, as of February 9, 2011. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.

                                AMOUNT AND NATURE OF              PERCENT OF
 NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP               CLASS (1)
--------------------------------------------------------------------------------

 G.S. Beckwith Gilbert             2,723,515(2)                        57.56
 John R. Keller                      194,500(3)                         4.05
 Richard R. Schilling, Jr.            33,000(4)                          .69
 Dr. James A. Cole                   179,400(5)                         3.72
 Bruce N. Whitman                    238,000                            5.03
 Paul L. Graziani                    110,000                            2.32
 James J. Morgan                      85,000                            1.80
 Kurt J. Ekert                         6,000(6)                          .13
 Peter L. Bloom                        6,000(7)                          .13
 Richard L. Haver                          0(8)                          .00
 James T. Barry                      369,500(9)                         7.47
 Jeffrey P. Devaney                   80,000(10)                        1.66
 Matthew H. Marcella                 130,000(11)                        2.69
 Ron A. Dunsky                       165,000(12)                        3.40
 Tina W. Jonas                             0(13)                         .00
                                 -----------------------------------------------
 Officers and Directors as a
  Group (15 persons)               4,319,915                           90.65
                                 ===============================================


(1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 4,731,448 shares of Common Stock issued and outstanding on February 9, 2011, plus
     (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 9, 2011, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 65,000 stock options that are exercisable out of an aggregate 65,000 granted Mr. Keller.

(4) Includes 15,000 stock options that are exercisable out of an aggregate 15,000 granted Mr. Schilling.

(5) Includes 95,000 stock options that are exercisable out of an aggregate 95,000 granted Dr. Cole.

(6) Includes 6,000 stock options that are exercisable out of an aggregate 30,000 granted Mr. Ekert.

(7) Includes 6,000 stock options that are exercisable out of an aggregate 130,000 granted Mr. Bloom.

(8) Includes 0 stock options that are exercisable out of an aggregate 30,000 granted Mr. Haver.

(9) Includes 217,000 stock options that are exercisable out of an aggregate 217,000 granted Mr. Barry.

(10) Includes 80,000 stock options that are exercisable out of an aggregate 80,000 granted Mr. Devaney.

(11) Includes 100,000 stock options that are exercisable out of an aggregate 100,000 granted Mr. Marcella.

(12) Includes 125,000 stock options that are exercisable out of an aggregate 125,000 granted Mr. Dunsky.

(13) Includes 0 stock options that are exercisable out of an aggregate 100,000 granted Ms. Jonas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such person's filings with the Securities and Exchange Commission, beneficially owned more than 5% of the Common Stock of the Company as of February 9, 2011. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.



                                                           AMOUNT AND NATURE       PERCENT
TITLE OF CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER       OF OWNERSHIP          OF CLASS(1)
-----------------------------------------------------------------------------------------------

Common Stock      G.S. Beckwith Gilbert                      2,723,515(2)            57.56
                  One Landmark Square,
                  Suite 1900, Stamford, CT 06901

Common Stock      James T. Barry                               369,500(3)             7.47
                  One Landmark Square,
                  Suite 1900, Stamford, CT 06901

Common Stock      Bruce N. Whitman                             238,000                5.03
                  FlightSafety International
                  Marine Air Terminal
                  LaGuardia Airport, Flushing, NY 11371


(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 4,731,448 shares of Common Stock issued and outstanding on February 9, 2011, plus
     (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 9, 2011, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the above table.

(3) Includes 217,000 shares of Common Stock subject to stock options presently exercisable which are held by Mr. Barry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective November 1, 2008, the Company entered into a new agreement, renewing and extending the term of the $13,815,000 note due to G.S. Beckwith Gilbert, the Company's significant shareholder and Chairman, from one year to three years, resulting in an increase in the interest rate from 4.5% to 9% as of February 1, 2009, with a maturity of November 1, 2011. During fiscal year 2009, Mr. Gilbert loaned the Company an additional $100,000, bringing the principal amount of notes due to Mr. Gilbert to $13,915,000 on October 31, 2009. The accrued interest balance on the notes was $1,108,000 as of October 31, 2009, resulting in a total of $15,023,000 due to Mr. Gilbert on October 31, 2009.

Under the agreement, interest remained at the annual rate of 4.5% from November 1, 2008 to January 31, 2009, payable in cash. Effective February 1, 2009 through October 31, 2011, the interest rate was increased to 9% and is payable as follows: interest at the annual rate of 6% will be payable in cash with the remaining interest, at the annual rate of 3%, payable at the option of the Company in cash or "paid in kind" and added to the principal of the note. Annual interest payments are due at October 31 of each fiscal year. During October 2009, the Company entered into an agreement to extend the interest payment due to Mr. Gilbert on October 31, 2009 to December 31, 2009. This interest payment was paid in full by the Company prior to the extended due date.

In fiscal year 2010, Mr. Gilbert loaned the Company an additional $1,150,000, used in part to fund the prior fiscal year's interest payment, increasing the principal balance to $15,065,000. During fiscal year 2010, the Company paid fiscal year 2010 interest to Mr. Gilbert of $914,000, representing the entire cash portion of the fiscal year 2010 interest due, thereby meeting the cash payment requirements of the loan agreement. Total cash payments for interest made to Mr. Gilbert in fiscal year 2010 were $2,037,000, including the remaining fiscal year 2009 interest payment. The balance of the fiscal year 2010 interest payable of $446,000 was accrued. In October 2010, the Company made a $250,000 principal payment, reducing loan principal to $14,815,000, resulting in a total of $15,261,000 due to Mr. Gilbert as of October 31, 2010.

The Company has a commitment from Mr. Gilbert that if the Company, at any time, is unable to meet its obligations through January 25, 2012, Mr. Gilbert will provide the necessary continuing financial support to the Company in order for the Company to meet such obligations. Such commitment for financial support may be in the form of additional advances or loans to the Company, in addition to the deferral of principal and/or interest payments due on the existing loans, if deemed necessary. The notes are secured by the Company's assets.

The Company considers any transaction that would require disclosure under Item 404(a) of Regulation S-K to be a related-party transaction. To date, the Company had not adopted a formal written policy with respect to related-party transactions. However, an informal, unwritten policy has been in place whereby all such related-party transactions are reported to, and approved by, the full Board of Directors (other than any interested Director).

               II. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
                         ACCOUNTING FIRM'S APPOINTMENT

The Audit Committee has appointed BDO USA, LLP, to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2011, subject to the ratification of such appointment by the shareholders at the Annual Meeting. Such firm has no financial interest, either direct or indirect, in the Company. The Board of Directors anticipate that representatives from BDO USA, LLP, will attend the annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required to ratify the appointment of BDO USA, LLP, as the Company's independent registered public-accounting firm. The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public-accounting firm. Although ratification by shareholders is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting the shareholders to ratify the selection of BDO USA, LLP, as the Company's independent registered public-accounting firm is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO USA, LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

AUDIT AND AUDIT RELATED FEES

The aggregate fees billed to the Company for the fiscal years ended October 31, 2010, and 2009, respectively, by the Company's independent registered public-accountants, BDO USA, LLP, are as follows:



                                  2010            2009
                               ---------       ---------


Audit fees                      $142,000         $135,500
Audit related fees                   -               -
Tax fees                          21,500           20,000
                               ---------        ---------
Total                           $163,500         $155,500
                               ==========================

AUDIT FEES:

Fees billed to the Company by BDO USA, LLP, relate to the services rendered for
(i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q for fiscal years ended October 31, 2010, and 2009, respectively.

AUDIT RELATED FEES:

There were no audit related fees billed to the Company by BDO USA, LLP, during fiscal years 2010 and 2009.

TAX FEES:

Tax fees billed to the Company for fiscal years 2010 and 2009 are comprised of fees for preparing federal and state tax returns and related tax compliance matters. The Audit Committee has considered whether the provision of non-audit fees for services is compatible with maintaining the principal accountant's independence.

ALL OTHER FEES:

There were no other fees paid for professional services to the principal accountants for fiscal years 2010 and 2009.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with SEC policies regarding auditor independence, the Audit Committee (the "Audit Committee") has responsibility for appointing, setting the compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

Prior to engagement of the independent registered public accounting firm, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those not requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the Sarbanes-Oxley Act of 2002, to be performed by the registered public accounting firm, to the extent required by law, according to established procedures. The Audit Committee may delegate to one or more Audit Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed by the registered public accounting firm, provided that the decisions of such members to grant pre-approvals will be presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by BDO USA, LLP, as described above were approved by the Company's Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF BDO USA, LLP, AS REGISTERED PUBLIC ACCOUNTING FIRM.

       III. APPROVAL OF AMENDMENT NO. 2 TO THE 2009 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to approval by stockholders at the Annual Meeting, Amendment No. 2 to the Company's 2009 Stock Incentive Plan (the "Plan") to (i) increase the number of shares of Common Stock that may be issued under the Plan from 1,000,000 to 1,500,000 shares.

SUMMARY OF THE PLAN Below is a summary of the principal features of the Plan. The following summary is qualified in its entirety by the specific language of the Plan, as amended by Amendment No. 1. A copy of the Plan and proposed Amendment No. 2 are attached to this Proxy Statement as Appendix A.

ADOPTION. In 2009, the Board of Directors unanimously adopted, and the Company's stockholders approved, the Plan in order to replace the Company's 1999 Stock Incentive Plan (the "1999 Plan"), which expired on March 22, 2009. The Plan authorizes the issuance of shares of Common Stock to directors, employees, and consultants of the Company and its related companies pursuant to awards under the Plan.

ADMINISTRATION. The Plan is administered by the Compensation Committee or such other committee of directors as the Board may designate from time to time (the "Committee"), except with respect to awards made to non-employee directors of the Company ("Outside Directors"). The Plan will be administered by the full Board with respect to awards to Outside Directors. (References in this proposal to the Committee in the context of awards to Outside Directors shall be deemed to be to the Board). The Committee will have full power and authority to grant awards under the Plan and to interpret and administer the Plan. Without limiting the foregoing, the Committee may substitute new options under the Plan for previously granted options (including previously granted options having higher exercise prices).

TYPES OF AWARDS. Awards granted under the Plan may be made in the form of: stock options, including incentive stock options ("ISOs") within the meaning of
Section 422 of the Code and non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, deferred stock, and bonus stock. ISOs may only be granted to employees of the Company or any of its parent or subsidiary corporations.

AGGREGATE SHARE LIMITATION. The total number of shares of Common Stock which may be issued pursuant to the Plan is 1,000,000 (such number, as well as the individual share limitations below, are subject to adjustment in the event of stock splits, stock dividends, and similar recapitalization events specified in the Plan), all of which may be issued pursuant to ISOs. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of an SAR for cash or the payment of any other award in cash shall not count against this limit. To the extent a stock option or SAR terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares are forfeited or used to pay the exercise price of an option or withheld to satisfy tax withholding obligations, such shares subject shall not count against the above limit. At the close of trading on February 22, 2011, the closing price of the Common Stock was $3.35.

If the amendment to the Plan contemplated by Proposal 2 is approved by stockholders at the Annual Meeting, the total number of shares of Common Stock which may be issued under the Plan will be increased to 1,500,000 shares.

INDIVIDUAL SHARE LIMITATIONS. No employee may be granted stock options or SARs under the Plan with respect to more than 200,000 shares of Common Stock in any fiscal year. No employee may be granted performance awards (described below) under the Plan (other than stock options or SARs) with respect to more than 200,000 shares of Common Stock in any fiscal year.

STOCK OPTIONS. Stock options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine. The exercise price per share of Common Stock shall be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant. Unless determined to the Committee, the term of each stock option shall be ten years from the date of grant. Stock options shall be exercisable at such time or times, and subject to such terms as shall be determined by the Committee. Unless determined otherwise by the Committee, all options shall vest 20% on each of the first, second, third, fourth, and fifth anniversaries of the grant. In the event of an employee's termination of employment or other service with the Company, any outstanding options will be exercisable to the extent provided in the award agreement evidencing such stock option.

STOCK APPRECIATION RIGHTS. An SAR shall entitle the holder thereof to receive payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the number of shares of Common Stock as to which the award is granted on the date of exercise over an amount, which may not be less than the fair market value of the Common Stock on the date of the award, specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

RESTRICTED STOCK. The Committee may award restricted shares of Common Stock under the Plan to eligible persons, in such form and on such terms and conditions as the Committee may determine. Each restricted stock award shall specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient, and the date or dates on which, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. Except as may be permitted by the Committee, no share of restricted stock may be sold, transferred, assigned, pledged, or otherwise encumbered by the recipient, until such share has vested in accordance with the terms of the restricted stock award. The Committee may provide that recipients shall have the right to vote or receive dividends on restricted stock. Except as may be provided by the Committee, in the event of a recipient's termination of employment or other service before all of his or her restricted stock has vested, or in the event any conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested shall be forfeited.

DEFERRED STOCK. The Committee may award deferred stock under the Plan to eligible persons, in such form and on such terms and conditions as the Committee may determine. Each deferred stock award shall specify the number of shares of Common Stock subject to the award and the duration of the period during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of deferred stock, or receipt of Common Stock or cash at the end of the deferral period, upon the attainment of specified performance objectives or such other criteria as the Committee may determine. Except as may be provided by the Committee, deferred stock awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the deferral period. At the expiration of the deferral period, the recipient shall receive certificates for the number of shares of Common Stock equal to the number of shares covered by the deferred stock award, cash equal to the fair market value of such Stock, or a combination of shares and cash, as the Committee may determine. In the event of a recipient's termination of employment or other service before the deferred stock has vested, his or her deferred stock shall be forfeited.

BONUS STOCK. The Committee may award bonus stock under the Plan to eligible persons, subject to such terms and conditions as the Committee shall determine. No person who is the beneficial owner of 5% or more of the outstanding shares of Common Stock shall be entitled to receive such an award. The grant of bonus stock may be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine and shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.

PERFORMANCE AWARDS. The Committee may designate awards as performance awards. Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a performance award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined in the Plan), and unless otherwise determined by the Committee, (i) all outstanding options and SARs will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any outstanding restricted stock and deferred stock awards shall lapse and such shares and awards shall be deemed fully vested; and (iii) the Committee may, in its discretion, cancel any outstanding awards and pay the holders, in cash, the value of such Awards based on the highest price per share of Company common stock received, or to be received, by shareholders of the Company in connection with the Change in Control.

AMENDMENT AND TERMINATION. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareholder approval except as required to satisfy applicable law or exchange requirements, including Sections 162(m) or 422 of the Code.

EXPIRATION DATE. Unless earlier terminated, the Plan will expire on February 24, 2019.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a brief discussion of the U.S. federal income tax consequences for options granted under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

With respect to NQSOs, in general (1) no income is realized by the optionee at the time the option is granted; (2) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

No taxable income is realized by an employee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes.

If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Company will be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NQSO.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1 million per year per person to certain of its executive officers. The Plan is intended to satisfy an exception with respect to grants of options and SARs to these covered executives. In addition, the Plan is designed to permit performance awards to qualify for the "performance-based compensation" exception to the deduction limitation under Section 162(m) of the Code.

NEW PLAN BENEFITS

Because awards to be granted in the future under the Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts that will be received under the Plan by our officers or other employees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF AMENDMENT NO. 2 TO THE 2009 STOCK INCENTIVE PLAN.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

Pursuant to SEC Rule 14a-8, shareholder proposals intended for inclusion in our fiscal year 2011 proxy statement and acted upon at our 2012 Annual Meeting of Shareholders (the "2012 Annual Meeting"), must be received by us at our executive offices at One Landmark Square, Suite 1900, Stamford, Connecticut 06901, Attention: Corporate Secretary, on or prior to November 4, 2011.

Rule 14a-4 of the Securities Exchange Act of 1934, as amended, governs our use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2012, if we are not provided notice of a stockholder proposal prior to January 23, 2012, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The fiscal year 2010 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), including the financial statements for the fiscal year ended October 31, 2010, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials, this proxy statement, and our fiscal year 2010 Annual Report on Form 10-K and the exhibits filed with it, are also available at our website at http://www.passur.com/who-we-are-investors-sec-filings.htm. Upon request by any shareholder to our Corporate Secretary at the address listed above, we will furnish a copy of our fiscal year 2010 Annual Report on Form 10-K without charge, and copies of any or all exhibits to the fiscal year 2010 Annual Report on Form 10-K for a charge of $50.

By order of the Board of Directors,

                                   APPENDIX A
                                   EXHIBIT A

                             PASSUR AEROSPACE, INC.
                           2009 STOCK INCENTIVE PLAN
               AS AMENDED BY AMENDMENT NO. 1 DATED APRIL 9, 2010





Section 1. PURPOSES

The purposes of the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan (the "Plan") are (i) to enable PASSUR Aerospace, Inc., a New York corporation (the "Company") and its Related Companies (as defined below) to attract, retain, and reward directors, employees and consultants of the Company and its Related Companies ("Eligible Persons") and strengthen the existing mutuality of interests between such persons and the Company's shareholders by offering such persons equity interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

Section 2. TYPES OF AWARDS

2.1 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or (v) Bonus Stock (collectively, "Awards").

2.2 An Eligible Person may be granted one or more types of Awards, which may be independent or granted in tandem. If two Awards are granted in tandem to an Eligible Person, the Eligible Person may exercise (or otherwise receive the benefit of) one Award only to the extent he or she relinquishes the tandem Award.

Section 3. ADMINISTRATION

3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors each of whom is (a) a non-employee director, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule, and (b) an outside director satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

3.2 The Committee shall have full authority and power, except with respect to Awards to Outside Directors (as defined below), to grant Awards, to interpret the Plan and to make such rules and regulations and establish such practices and procedures as it deems appropriate for the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to Awards to Outside Directors, the Committee shall have the authority and power, subject to the Plan and applicable law and exchange requirements, to determine:

        (a) whether and to what extent any Award or combination of Awards will be granted hereunder, including whether any Awards will be granted in tandem with each other;

        (b) the Eligible Persons to whom Awards will be granted;

        (c) the number of shares of the common stock of the Company (the "Stock") to be covered by each Award granted hereunder subject to the limitations contained herein;

        (d) the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based solely on such performance objectives (the "Performance Objectives");

        (e) the treatment of Awards upon an Eligible Person's retirement, disability, death, termination for cause or other termination of employment or other service;

        (f) the fair market value of the Stock on a given date pursuant to a formula or otherwise; provided, however, that if the Committee fails to make a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the next preceding date on which a sale occurred;

        (g) that an amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the grantee currently or (ii) will be deferred and deemed to be reinvested or
            (iii) will otherwise be credited to the grantee, or that the grantee has no rights with respect to such dividends;

        (h) whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award will be deferred either automatically or at the election of a grantee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

        (i) whether to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent; and

        (j) whether to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices, and the terms and conditions of such new Stock Options.

3.3 The Committee shall have the right to designate Awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies; sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Objective shall be made in writing. The Committee shall have discretion to modify the Performance Objective or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

3.4 The Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other employee or committee of employees of the Company, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee, as applicable, may from time to time establish, except that only the Committee may make any determinations regarding Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code or which by law may not be delegated.

3.5 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, unless and except to the extent that, in the case of determinations by the Committee, the Board shall have previously directed that all or specified types of determinations of the Committee shall be subject to approval by the Board.

3.6 Notwithstanding the foregoing and anything else in the Plan to the contrary, the Board shall have sole authority and power to grant Awards under the Plan to any Director of the Company who is not also an employee of the Company or a Related Company (an "Outside Director"). With respect to Awards to Outside Directors, (i) the Board shall have sole authority and power to make all determinations contemplated by
        Section 3.2 above; to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan, and
        (ii) references herein to the "Committee" shall be deemed to be references to the "Board."

3.7 Each Award granted under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award.

Section 4. STOCK SUBJECT TO PLAN

4.1 The total number of shares which may be issued pursuant to Awards granted under the Plan shall be 1,000,000 shares of Stock (subject to adjustment as provided below), all of which may be issued pursuant to Incentive Stock Options (as defined below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other Award in cash shall not count against this share limit.

4.2 To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an Award terminates without the Award holder having received payment of the Award, or shares awarded are forfeited, the shares subject to such Award shall again be available for issuance in connection with future Awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the exercise price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

4.3 No employee shall be granted Stock Options or Stock Appreciation Rights with respect to more than 200,000 shares of Stock under the Plan in any fiscal year (subject to adjustments as provided in Section 4.4). No employee shall be granted Performance Awards (other than Stock Options or Stock Appreciation Rights) with respect to more than 200,000 shares of Stock under the Plan in any fiscal year (subject to adjustment as provided in Section 4.4).

4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate and type number of shares reserved for issuance under the Plan, the number and type of shares with respect to which Stock Options or Stock Appreciation Rights may be granted to any individual in any fiscal year, the number and type of shares subject to outstanding Awards and the amounts to be paid by Award holders or the Company, as the case may be, with respect to outstanding Awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

Section 5. ELIGIBILITY

Each individual who is an Eligible Person may be granted Awards under the Plan. Notwithstanding the foregoing, Incentive Stock Options may only be granted to employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code.

Section 6. STOCK OPTIONS

6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options; provided, that Eligible Persons who are not employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.2 Subject to the following provisions, Stock Options awarded to Eligible Persons under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

        (a) The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

        (b) Unless determined otherwise by the Committee, the term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service.

        (c) Stock Options shall be exercisable at such time or times and subject to such terms as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part. Unless determined otherwise by the Committee, all options shall vest 20% on each of the first, second, third, fourth and fifth anniversaries of the grant.

        (d) Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner and on such terms as the Committee may provide in the Award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to Awards hereunder, "cashless exercise", any other manner permitted by law determined by the Committee, or any combination of the foregoing. If the Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, a number of the shares received upon such exercise equal to the number of shares of restricted Stock so used shall be restricted in accordance with the original terms of the Restricted Stock Award.

        (e) An optionee shall have neither rights to dividends nor other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

        (f) Unless otherwise provided by the Committee solely with respect to Non-Qualified Stock Options, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

        (g) Following the termination of an optionee's employment or other service with the Company or a Related Company, the Stock Option shall be exercisable to the extent provided by the Committee in the Award Agreement evidencing such Stock Option and the Committee may provide that upon termination of employment or other service all Stock Options are forfeited and are no longer exercisable. The Committee may provide different post-termination exercise provisions with respect to termination for different reasons.

6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in
        Section 424 of the Code, shall (a) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (b) be exercisable more than five years after the date such Incentive Stock Option is awarded.

Section 7. STOCK APPRECIATION RIGHTS

7.1 A Stock Appreciation Right awarded to an Eligible Person shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the number of shares of Stock as to which the Award is granted on the date of exercise over an amount, which may not be less than the fair market value of the Stock on the date of the award of the Stock Appreciation Right, specified by the Committee. Any such Award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

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



Section 8. RESTRICTED STOCK

Subject to the following provisions, all Awards of Restricted Stock to Eligible Persons shall be in such form and shall have such terms and conditions as the Committee may determine:

        (a) The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

        (b) Stock certificates representing the Restricted Stock awarded to an Eligible Person shall be registered in the person's name, but the Committee may direct that such certificates be held by the Company on behalf of the person. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the recipient until such share has vested in accordance with the terms of the Restricted Stock Award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the recipient (or his or her designated beneficiary in the event of death), free of all restrictions.

        (c) The Committee may provide that the Eligible Person shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

        (d) Except as may be provided by the Committee, in the event of a recipient's termination of employment or other service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the recipient shall be returned to the recipient or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the recipient.

        (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the recipient's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

Section 9. DEFERRED STOCK AWARDS

Subject to the following provisions, all Awards of Deferred Stock to Eligible Persons shall be in such form and shall have such terms and conditions as the Committee may determine:

        (a) The Deferred Stock Award shall specify the number of shares of Deferred Stock to be awarded to any Eligible Person and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

        (b) Except as may be provided by the Committee, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

        (c) At the expiration of the Deferral Period, the recipient (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock Award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

        (d) In the event of a recipient's termination of employment or other service before the Deferred Stock has vested, his or her Deferred Stock Award shall be forfeited.

        (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock Award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

Section 10. BONUS STOCK

The Committee may award Bonus Stock to an Eligible Person subject to such terms and conditions as the Committee shall determine, provided no person who is the beneficial owner of 5% or more of the outstanding shares of the Company shall be entitled to receive such an Award. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for Bonus Stock. Alternatively, the Committee may offer Eligible Persons the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock Award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

Section 11. ELECTION TO DEFER AWARDS

Subject to compliance with applicable law, including, without limitation,
Section 409A of the Code, the Committee may permit an Eligible Person to elect to defer receipt of an Award for a specified period or until a specified event, upon such terms as are determined by the Board.

Section 12. TAX WITHHOLDING

12.1 Each employee shall, no later than the date as of which the value of an Award first becomes includable in such person's gross income for tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

12.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligations, or any additional tax obligation with respect to any Awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the Award (not in excess of the statutory minimum withholding requirement) or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the Award.

Section 13. AMENDMENT AND TERMINATION

The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the Award holder's written consent. Amendments may be made without shareholder approval except as required to satisfy applicable law or exchange requirements, including Sections 162(m) or 422 of the Code.

Section 14. CHANGE OF CONTROL

14.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent, to the extent required hereunder) of such grant:

        (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

        (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock Awards under the Plan shall lapse and such shares and Awards shall be deemed fully vested; and

        (c) The Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Awards, and pay to the holders thereof within five business days of such event, in cash, the value of such Awards based upon the highest price per share of Company Common Stock received or to be received by shareholders of the Company in connection with the Change in Control (which in the case of Stock Options or Stock Appreciation Rights shall be deemed to be equal to the difference, if any, of such highest price and the exercise or base price thereof multiplied by the number of shares of Stock subject thereto), provided that, with respect to any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code that is so cancelled, settlement of such Award may only be accelerated if such Change of Control constitutes a change in control event within the meaning of Section 409A of the Code.

14.2 A "Change of Control" shall be deemed to occur subsequent to the date of the Plan on:

        (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of
            1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

        (b) the date on which one-third or more of the members of the Board shall consist or persons other than Current Directors (for these purposes, a "Current Director" shall mean a member of the Board on the effective date of the Plan, as well as any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

        (c) consummation of a merger or consolidation of the Company with another corporation where the Company is not the surviving entity and where (i) the shareholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

        (d) consummation of an agreement providing for the sale or disposition of all or substantially all of the assets of the Company.

Section 15. GENERAL PROVISIONS

15.1 Each Award under the Plan shall be subject to the requirement that, if at any time the Company shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of Stock thereunder, such Award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Company.

15.2 Nothing set forth in this Plan shall prevent the Company from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any Award hereunder shall confer upon any Award recipient any right to continued employment or other service in any capacity.

15.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.

15.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

15.5 This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

Section 16. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date of its adoption by the Board (the "Effective Date"), in each case subject to the approval by the Company's shareholders within twelve months of the date of such adoption.

Section 17. DURATION

Unless terminated earlier by the Board, the Plan shall terminate ten years from the Effective Date.

    AMENDMENT NO. 2 TO THE PASSUR AEROSPACE, INC. 2009 STOCK INCENTIVE PLAN

This Amendment No. 2 to the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan (the "Amendment") is made on April __, 2011, effective as of the time provided below.

WHEREAS, PASSUR Aerospace, Inc. (the "Company") has heretofore adopted the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, pursuant to Section 13 of the Plan, the Plan is hereby amended as follows, effective as of such time as this Amendment is approved by the stockholders of the Company:

        Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

        "4.1 The total number of shares which may be issued pursuant to Awards granted under the Plan shall be 1,500,000 shares of Stock (subject to adjustment as provided below), all of which may be issued pursuant to Incentive Stock Options (as defined below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other Award in cash shall not count against this share limit."

Except as expressly amended hereby, all provisions of the Plan shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

This Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

The provisions of this Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

                                  By:
                                         Name: Jeffrey P. Devaney
                                         Title:   Chief Financial Officer,
                                                  Treasurer, and Secretary

                                     PROXY
                             PASSUR AEROSPACE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             PASSUR AEROSPACE, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2011. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2010 are available on our website at http://www.passur.com/who-we-are-investors-sec-filings.htm.

The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and James T. Barry or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of PASSUR Aerospace, Inc. (the "Company"), to be held at 11:00 a.m., local time, on April 6, 2011, at One Landmark Square, Suite 1900, Stamford, Connecticut, or at any adjournment or postponement thereof, and to vote, as designated on this proxy, all shares of Common Stock of the Company owned of record by the undersigned at the close of business on March 1, 2011, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The Board of Directors recommends you vote FOR the following proposals:

    (1) ELECTION OF DIRECTORS

     FOR  all  nominees listed below         WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary)      nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

James T. Barry

John R. Keller

Paul L. Graziani

Richard R. Schilling, Jr.

Bruce N. Whitman

James J. Morgan

Kurt J. Ekert

Peter L. Bloom

Richard L. Haver

(2) TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS


                     FOR            AGAINST          ABSTAIN

(3) TO APPROVE AMENDMENT NO. 2 TO THE COMPANY'S 2009 STOCK INCENTIVE PLAN

                     FOR            AGAINST          ABSTAIN

           (Continued and to be Signed and Dated on the Reverse Side)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE RATIFICATION OF BDO USA, LLP AS INDEPENDENT AUDITORS.

                                            Date: ______________________________

                                            X __________________________________

                                            X __________________________________

(IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)